Independent Auditors' Consent



To the Shareholders and Board of Trustees of the Smith Barney Equity Funds:

We consent to the use of our report dated March 14, 1997 with respect to the Concert Social Awareness Fund (formerly, Smith Barney Strategic Investors
Fund) of the Smith Barney Equity Funds incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.








	KPMG Peat Marwick LLP


New York, New York
April 17, 1997